FUND ACCOUNTING SERVICING AGREEMENT

     This contract between O'Shaughnessy Funds, Inc., a Maryland corporation, hereinafter called the ("Funds"), and Firstar Trust Company, a Wisconsin corporation, hereinafter called "FTC," is entered into on this eighth day of October, 1996.

     WHEREAS, O'Shaughnessy Funds, Inc., is an open-ended management investment company registered under the Investment Company Act of 1940; and

     WHEREAS, Firstar Trust Company ("FTC") is in the business of providing, among other things, mutual fund accounting services to investment companies;

     NOW, THEREFORE, the parties do mutually promise and agree as follows:

     1. Services. FTC agrees to provide the following mutual fund accounting services to the Funds:

          A. Portfolio Accounting Services:

               (1) Maintain portfolio records on a trade +1 basis using security trade information communicated from the investment manager on a timely basis.

               (2) For each valuation date, obtain prices from a pricing source approved by the Board of Directors and apply those prices to the portfolio positions. For those securities where market quotations are not readily available, the Board of Directors shall approve, in good faith, the method for determining the fair value for such securities.

               (3) Identify interest and dividend accrual balances as of each valuation date and calculate gross earnings on investments for the accounting period.

               (4) Determine gain/loss on security sales and identify them as to short-short, short- or long-term status; account for periodic distributions of gains or losses to shareholders and maintain undistributed gain or loss balances as of each valuation date.

          B. Expense Accrual and Payment Services:

               (1) For each valuation date, calculate the expense accrual amounts as directed by the Funds as to methodology, rate or dollar amount.

               (2) Record payments for Fund expenses upon receipt of written authorization from the Funds.

               (3) Account for fund expenditures and maintain expense accrual balances at the level of accounting detail, as agreed upon by FTC and the Funds.

               (4) Provide expense accrual and payment reporting.

          C. Fund Valuation and Financial Reporting Services:

               (1) Account for Fund share purchases, sales, exchanges, transfers, dividend reinvestments, and other Fund share activity as reported by the transfer agent on a timely basis.

               (2) Apply equalization accounting as directed by the Funds.

               (3) Determine net investment income (earnings) for the Funds as of each valuation date. Account for periodic distributions of earnings to shareholders and maintain undistributed net investment income balances as of each valuation date.

               (4) Maintain a general ledger for the Funds in the form as agreed upon.

               (5) For each day the Funds are open as defined in the prospectuses, determine the net asset value of the Funds according to the accounting policies and procedures set forth in the prospectuses.

               (6) Calculate per share net asset value, per share net earnings, and other per share amounts reflective of fund operation at such time as required by the nature and characteristics of the Funds.

               (7) Communicate, at an agreed upon time, the per share price for each valuation date to parties as agreed upon from time to time.

               (8) Prepare monthly reports which document the adequacy of accounting detail to support month-end ledger balances.

          D. Tax Accounting Services:

               (1) Maintain accounting records for the Funds to support the tax reporting required for IRS-defined regulated investment companies.

               (2) Maintain tax lot detail for the Funds.

               (3) Calculate taxable gain/loss on security sales using the tax lot relief method designated by the Funds.

               (4) Provide the necessary financial information to support the taxable components of income and capital gains distributions to the transfer agent to support tax reporting to the shareholders.

          E. Compliance Control Services:

               (1) Support reporting to regulatory bodies and support financial statement preparation by making the fund accounting records available to


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

          O'Shaughnessy Funds Inc., the Securities and Exchange Commission, and the outside auditors.

               (2) Maintain accounting records according to the Investment Company Act of 1940 and regulations provided thereunder.

     2. Pricing of Securities. For each valuation date, obtain prices from a pricing source selected by FTC but approved by the Fund's Board and apply those prices to the portfolio positions in accordance with the Fund's valuation procedures. For those securities where market quotations are not readily available, the Fund's Board shall approve, in good faith, the method for determining the fair value for such securities.

     If the Funds desire to provide a price which varies from the pricing source, in accordance with the Fund's valuation procedures, the Funds shall promptly notify and supply FTC with the valuation of any such security on each valuation date. All pricing changes made by the Funds will be in writing and must specifically identify the securities to be changed by CUSIP, name of security, new price or rate to be applied, and, if applicable, the time period for which the new prices are effective.

     3. Changes in Accounting Procedures. Any resolution passed by the Board of Directors that affects accounting practices and procedures under this agreement shall be effective upon written receipt and acceptance by the FTC.

     4. Changes in Equipment, Systems, Services, Etc. FTC reserves the right to make changes from time to time, as it deems advisable, relating to its services, systems, programs, rules, operating schedules and equipment, so long as such changes do not adversely affect the service provided to the Funds under this Agreement.

     5. Compensation. FTC shall be compensated for providing the services set forth in this Agreement in accordance with the Fee Schedule attached hereto as Exhibit A and A.1 and as mutually agreed upon and amended from time to time.

     6. Performance of Service.

          A. FTC shall exercise reasonable care and diligence, act in good faith and use its best efforts within reasonable limits in the performance of its duties under this Agreement. FTC shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FTC's control, except a loss resulting from FTC's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Funds shall indemnify and hold harmless FTC from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which FTC may sustain or incur or which may be asserted against FTC by any person arising out of any action


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

     taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FTC which the agent reasonably believes to have been executed by any duly authorized officer of the Funds, such duly authorized officer to be included in a list of authorized officers furnished to FTC and as amended from time to time in writing by resolution of the Board of Directors of the Funds.

          In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, FTC shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FTC's control. FTC will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FTC. FTC agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Funds shall be entitled to inspect FTC's premises and operating capabilities, and any and all of FTC's books and records which relate to any transaction or function performed by FTC pursuant to this agreement, at any time during regular business hours of FTC, upon reasonable notice to FTC.

          Regardless of the above, FTC reserves the right to reprocess and correct administrative errors at its own expense.

          B. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the Fund may be asked to indemnify or hold FTC harmless, the Funds shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that FTC will use all reasonable care to notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Funds. The Funds shall have the option to defend FTC against any claim which may be the subject of this indemnification. In the event that the Funds so elects, it will so notify FTC and thereupon the Funds shall take over complete defense of the claim, and FTC shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. FTC shall in no case confess any claim or make any compromise in any case in which the Funds will be asked to indemnify FTC except with the Fund's prior written consent.

          C. FTC shall indemnify and hold the Funds harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which may be asserted against the Funds by any person arising out of any action taken or omitted to be taken by FTC as a result of FTC's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

     7. Records. FTC shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is


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

agreeable to the Funds but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of The Investment Company Act of 1940 as amended (the "Investment Company Act"), and the rules thereunder. FTC agrees that all such records prepared or maintained by FTC relating to the services to be performed by FTC hereunder are the property of the Funds and will be preserved, maintained, and made available with such section and rules of the Investment Company Act and will be promptly surrendered to the Funds on and in accordance with its request.

     8. Confidentiality. FTC shall handle in confidence all information relating to the Fund's business, which is received by FTC during the course of rendering any service hereunder.

     9. Data Necessary to Perform Services. The Funds or its agent, which may be FTC, shall furnish to FTC the data necessary to perform the services described herein at times and in such form as mutually agreed upon.

     10. Notification of Error. The Funds will notify FTC of any balancing or control error caused by FTC within three (3) business days after receipt of any reports rendered by FTC to the Funds, or within three (3) business days after discovery of any error or omission not covered in the balancing or control procedure, or within three (3) business days of receiving notice from any shareholder.

     11. Additional Series. In the event that the O'Shaughnessy Funds Inc., establishes one or more series of shares with respect to which it desires to have FTC render accounting services, under the terms hereof, it shall so notify FTC in writing, and if FTC agrees in writing to provide such services, such series will be subject to the terms and conditions of this Agreement, and shall be maintained and accounted for by FTC on a discrete basis. The portfolios currently covered by this Agreement are listed on Schedule A.

     12. Term of Agreement. This Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be replaced or modified by a subsequent agreement between the parties.

     13. Duties in the Event of Termination. In the event that in connection with termination a Successor to any of FTC's duties or responsibilities hereunder is designated by O'Shaughnessy Funds Inc., by written notice to FTC, FTC will promptly, upon such termination and at the expense of O'Shaughnessy Funds Inc., transfer to such Successor all relevant books, records, correspondence and other data established or maintained by FTC under this Agreement in a form reasonably acceptable to O'Shaughnessy Funds, Inc., (if such form differs from the form in which FTC has maintained the same, O'Shaughnessy Funds Inc., shall pay any expenses associated with transferring the same to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FTC's personnel in the establishment of books, records and other data by such successor.


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

     14. Notices. Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to FTC shall be sent to 615 East Michigan Street, 2nd Floor, Milwaukee, Wisconsin 53202 and notice to the Funds shall be sent to O'Shaughnessy Funds Inc., 60 Arch Street, Greenwich, Connecticut 06830.

     15. Choice of Law. This Agreement shall be construed in accordance with the laws of the State of Wisconsin.

     IN WITNESS WHEREOF, the due execution hereon on the date first above written.

ATTEST:                                    Firstar Trust Company



----------------------------------         -------------------------------------



ATTEST:
                                           O'Shaughnessy Funds Inc.



Date:                                      Date:
     -----------------------------              --------------------------------





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

                                    EXHIBIT A

                          Fund Valuation and Accounting
                               Domestic Portfolios
                               Annual Fee Schedule

Fixed Income Funds

o    Annual fee per fund based on market value of assets:

     o    $25,000 for the first $40,000,000

     o    2/100 of 1% (2 basis points) on the next $200,000,000

     o    1/100 or 1% (1 basis point) on the balance

o    Out-of-pocket expenses, including daily pricing service

Equity/Balance Funds

o    Annual fee per fund based on market value of assets:

     o    $22,000 for the first $40,000,000

     o    1/100 of 1% (1 basis point) on the next $200,000,000

     o    5/1000 of 1% (1/2 basis point) on the balance

o    Out-of-pocket expenses, including daily pricing service

Money Market Funds

o    Annual fee per fund based on market value of assets:

     o    $25,000 for the first $40,000,000

     o    1/100 of 1% (1 basis point) on the next $200,000,000

     o    5/1000 of 1% (1/2 basis point) on the balance

o    Out-of-pocket expenses, including daily pricing service

*(Discounts of 35% for year 1 and 15% for year 2 to be applied to minimums and basis point charges, not to out-of-pocket expenses or pricing services)

         All fees and out-of-pocket expenses are billed monthly.

                                   Exhibit A.1

                          Fund Valuation and Accounting
                               Asset Pricing Cost

                                                  Charge per Item per Valuation
Asset Type                                            (daily, weekly, etc.)
----------                                        -----------------------------

Domestic and Canadian Equities                                $0.15

Options                                                       $0.15

Corporate/Government/Agency Bonds                             $0.50

CMOs                                                          $0.80

International Equities and Bonds                              $0.50

Municipal Bonds                                               $0.80

Money Market Instruments                                      $0.80

Note:  No discounts apply to this schedule.


                        Pricing costs are billed monthly.

                                   SCHEDULE A
                              (Series of the Funds)


                      O'Shaughnessy Cornerstone Growth Fund
                      O'Shaughnessy Cornerstone Value Fund
                      O'Shaughnessy Aggressive Growth Fund
                    O'Shaughnessy Dogs of the Market(TM) Fund

October 27, 1998

This agreement is hereby amended, pursuant to resolution of the O'Shaughnessy Funds, Inc. Board of Directors as follows:

Firstar Trust Company is changed to be Firstar Mutual Funds Services, LLC






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